UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2011

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	333-163279	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 SOUTH WACKER DRIVE, SUITE 800, CHICAGO, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2011, Matthew S. Hardin resigned from his position as Chief Compliance Officer of Golub Capital BDC, Inc. (the “Company”).  Mr. Hardin’s resignation from his position as Chief Compliance Officer was not due to any dispute or disagreement with the Company or its Board or management.

On August 4, 2011, the Board of Directors of the Company elected Joshua M. Levinson to the position of Chief Compliance Officer.  Mr. Levinson commenced work for an affiliate of the Company in December 2010 and also serves as Deputy General Counsel and Chief Compliance Officer of GC Advisors LLC, where he has primary responsibility for our adviser’s legal and compliance matters.  Mr. Levinson served as Counsel at Magnetar Capital from 2006 to 2010, where he was responsible for the legal affairs of a number of business units and also served as Secretary of Magnetar Spectrum Fund.  Prior thereto, Mr. Levinson was a private equity and investment funds attorney at King & Spalding LLP and a corporate attorney at Wilson Sonsini Goodrich & Rosati.  Mr. Levinson, age 35, holds a B.S. from Vanderbilt University and received a J.D. from Georgetown University Law Center, where he was an associate editor of the Georgetown Law Journal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: August 8, 2011	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer

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